UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2021 (March 22, 2021)

ATOSSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street

Seattle, Washington 98104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class of securities:	Trading Symbol(s):	Name of exchange on which registered:
Common Stock, par value $0.18	ATOS	Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 22, 2021, Atossa Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors (the “Purchase Agreement”) relating to the offering and sale (the “Offering”) of 17,361,100 shares of Company common stock, par value $0.18 per share (the “Common Stock”). Concurrently with the Offering, and pursuant to the Purchase Agreement, the Company also commenced a private placement whereby it issued and sold warrants (the “Warrants”) exercisable for an aggregate of up to 13,020,825 shares of Common Stock, which represents 75% of the shares of Common Stock sold in the Offering (the “Private Placement”). The combined purchase price for one share of Common Stock and a Purchase Warrant to purchase 0.75 shares of Common Stock is $2.88.

Investors in the Offering also entered into lock-up and voting agreements (the “Lock-up and Voting Agreements”) which prohibit sales of the Common Stock until after March 24, 2021 and require that the investors vote at  the Company’s 2021 annual stockholder meeting.

The net proceeds to the Company from the Offering and the Private Placement is approximately $46.4 million, after deducting fees and expenses. Subject to certain ownership limitations, the Warrants are exercisable upon issuance. The Warrants will expire on the 4.5 year anniversary of the date of issuance. None of the Warrants, nor the Warrants Shares, have been registered under the Securities Act of 1933, as amended (the "Securities Act").

Pursuant to a placement agent agreement, dated as of March 22, 2021, between the Company and Maxim Group LLC, or the placement agent, the Company agreed to pay the placement agent a cash fee of 7% of the aggregate gross proceeds of the Offering and the Private Placement (the “Placement Agreement”). We also agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $45,000.  We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $70,000.

The Offering and Private Placement are expected to close on or about March 24, 2021. The 17,361,100 shares of Common Stock sold in the Offering (but not the Warrants or the Warrant Shares) were offered and sold pursuant to a prospectus supplement dated March 21, 2021, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333- 248555).

The Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing descriptions of the Purchase Agreement, the Lock-up and Voting Agreements, the Placement Agreement and the Warrants are not complete and are qualified in their entirety by references to their full text which are filed as exhibits to this report and are incorporated by reference herein.

A copy of the opinion of Gibson, Dunn & Crutcher, LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Securities Purchase Agreement dated March 22, 2021.

1.2	Placement Agency Agreement between Atossa Therapeutics, Inc. and Maxim Group LLC, dated March 22, 2021.

1.3	Form of Lock-up and Voting Agreement dated March 22, 2021

4.1	Form of Common Stock Purchase Warrant.

5.1	Opinion of Gibson, Dunn & Crutcher, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atossa Therapeutics, Inc.

Date: March 23, 2021	By:	/s/ Kyle Guse
Kyle Guse Chief Financial Officer